Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated November 14, 2022, relating to the financial statements of Chilean Cobalt Corp. for the years ended December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA, PC

BF Borgers CPA, PC

_______________________

Certified Public Accountants

Lakewood, CO

January 11, 2023